Exhibit 99

                                  PRESS RELEASE

                              FOR IMMEDIATE RELEASE


                     VIRGINIA COMMERCE BANCORP, INC. REPORTS
                 RECORD SECOND QUARTER AND YEAR-TO-DATE EARNINGS

         July 9, 2002, Arlington, Virginia. Virginia Commerce Bancorp, Inc. (NASDAQ-VCBI), today reported record second quarter earnings of $1.9 million, an increase of 59.4% over 2001 second quarter earnings of $1.2 million. For the six months ended June 30, 2002, the Company achieved earnings of $3.2 million, also a record and an increase of 53.2% compared to earnings of $2.1 million for the six-month period ended June 30, 2001. Diluted earnings per share of $0.48 and $0.84 for the second quarter and year-to-date 2002 respectively, rose 50.0% and 47.4% from the comparable periods in 2001. The Company's year-to-date return on average assets and return on average equity were 1.21% and 23.50% compared to 1.04% and 19.09% for the six months ended June 30, 2001.

         Net interest income for the second quarter of $6.1 million was up 41.8%, compared with $4.3 million for the same quarter last year due to continued strong loan growth while non-interest income for the second quarter of $1.2 million was up 5.2% over the prior year's second quarter level of $1.1 million. Non-interest expense of $4.1 million increased 19.1% for the three months ended June 30, 2001 as a result of commissions paid due to loan volume, overhead associated with overall growth and the opening of the Company's thirteenth branch location in May 2002. For the first six months of 2002, net interest income of $11.4 million was up 38.2%, non-interest income of $2.5 million rose 22.1%, and non-interest expense of $8.2 million increased 23.1% over the same period in 2001. Overall, strong loan growth and an increase in the Company's net interest margin for the six months ended June 30, 2002, drove the Company's increase in net interest income while low mortgage rates generated increased non-interest income from fees and net gains within the Company's mortgage lending operations. Earnings further benefited from cost containment efforts as non-interest expense continued to decline as a percentage of total revenue sources.

         Total assets as of June 30, 2002, were $577.8 million, up 24.5% from $464.0 million as of June 30, 2001. Deposits grew similarly over the past twelve months rising 28.9% to $505.7 million as of June 30, 2002. Loans, net of allowance for loan losses, rose to $468.9 million, a 37.5% increase from $341.0 million at June 30, 2001.

         Peter A. Converse, President and Chief Executive Officer, commented, "Our record earnings in the second quarter and year-to-date are most gratifying and reflective of continued strong growth in loans and a significant contribution to non-interest income by our residential mortgage operation. We're also excited about the opening of our thirteenth branch on May 1, in the vibrant market of Reston, Virginia. It already has over $3 million in deposits."

         Virginia Commerce Bancorp, Inc. is the parent company of Virginia Commerce Bank, a full-service community bank headquartered in Arlington, with thirteen branches and two mortgage lending offices serving Northern Virginia.

For further information contact:    William K. Beauchesne
                                    Executive Vice President and Chief Financial
                                    Officer
                                    703-633-6120   wbeauchesne@vcbonline.com

                                      # # #

                         VIRGINIA COMMERCE BANCORP, INC.
                           Consolidated Balance Sheets
                  (Dollars in thousands except per share data)

                                                                          JUNE 30,             JUNE 30,
                                                                            2002                 2001
                                                                    ---------------------------------------
ASSETS
  Cash and due from banks                                            $          18,345      $        11,346
  Securities (fair value of $63,826 and $50,100)                                63,446               49,988
  Federal funds sold                                                            11,388               38,849
  Loans held-for-sale                                                            4,174               12,802
  Loans, net of allowance for loan
    losses of $5,111 and $3,254                                                468,934              340,983
  Bank premises and equipment, net                                               6,846                6,205
  Accrued interest receivable                                                    2,486                2,097
  Other assets                                                                   2,221                1,753
                                                                    ---------------------------------------
      TOTAL ASSETS                                                   $         577,840      $       464,023
                                                                    ----------------------------------------
LIABILITIES
  Deposits
    Non-interest bearing demand deposits                             $          92,692      $        62,254
    Savings and interest-bearing demand deposits                               157,534              125,621
    Time deposits                                                              255,474              204,448
                                                                    ----------------------------------------
      TOTAL DEPOSITS                                                           505,700              392,323
                                                                    ----------------------------------------
  Securities sold under agreement to repurchase and
    federal funds purchased                                                     31,268               38,134
  Other borrowed funds                                                           8,400                7,900
  Accrued interest payable                                                       1,398                1,499
  Other liabilities                                                              1,225                  700
                                                                    ----------------------------------------
      TOTAL LIABILITIES                                                        547,991              440,556
                                                                    ----------------------------------------
STOCKHOLDERS' EQUITY
  Preferred stock; $1 par, 1,000,000 shares
    authorized of which no shares have been issued                   $               -      $             -
  Common stock; $1 par, 5,000,000 shares authorized;
    3,400,771 and 2,706,917 issued and outstanding                               3,401                2,707
  Surplus                                                                       12,511               13,107
  Retained earnings                                                             13,369                7,585
  Accumulated other comprehensive income                                           568                   68
                                                                    ----------------------------------------
      TOTAL STOCKHOLDERS' EQUITY                                                29,849               23,467
                                                                    ----------------------------------------
      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $         577,840      $       464,023
                                                                    ----------------------------------------

                         VIRGINIA COMMERCE BANCORP, INC.
                        Consolidated Statements of Income
                  (Dollars in thousands except per share data)



                                                              Three Months Ended                   Six Months Ended
                                                                   June 30,                            June 30,
                                                             2002            2001              2002               2001
                                                     ------------------------------------------------------------------------
INTEREST AND DIVIDEND INCOME:
  Interest and fees on loans                            $       8,728   $       7,373     $       16,648    $         14,413
  Interest and dividends on investment securities:
     U.S. Treasury securities and agency obligations              739             803              1,387               1,566
     Other securities                                              93              31                181                  62
  Interest on federal funds sold                                   74             228                166                 443
                                                     ------------------------------------------------------------------------
  Total interest and dividend income                    $       9,634   $       8,435     $       18,382    $         16,484
                                                     ------------------------------------------------------------------------
INTEREST EXPENSE:
  Deposits                                              $       3,345   $       3,737     $        6,513    $          7,309
  Securities sold under agreement to repurchase
     and federal funds purchased                                   67             288                141                 622
  Other borrowed funds                                            151             129                286                 271
                                                     ------------------------------------------------------------------------
  Total interest expense                                $       3,563   $       4,154     $        6,940    $          8,202
                                                     ------------------------------------------------------------------------
  Net Interest Income                                   $       6,071   $       4,281     $       11,442    $          8,282
  Provision for loan losses                                       322             180                843                 450
                                                     ------------------------------------------------------------------------
  Net interest income after provision for loan losses   $       5,749   $       4,101     $       10,599    $          7,832
                                                     ------------------------------------------------------------------------
NON-INTEREST INCOME:
  Service charges and other fees                        $         367   $         303     $          773    $            607
  Fees and net gains on loans held-for-sale                       818             822              1,672               1,386
  Gains (losses) on sale of securities                              -               -                 (1)                  -
  Other                                                             9              10                 17                  22
                                                     ------------------------------------------------------------------------
  Total non-interest income                             $       1,194   $       1,135     $        2,461    $          2,015
                                                     ------------------------------------------------------------------------
NON-INTEREST EXPENSE:
  Salaries and employee benefits                        $       2,386   $       1,990     $        4,790    $          3,809
  Occupancy expense                                               720             578              1,387               1,114
  Data Processing                                                 258             240                506                 461
  Other operating expense                                         752             647              1,497               1,260
                                                     ------------------------------------------------------------------------
  Total non-interest expense                            $       4,116   $       3,455     $        8,180    $          6,644
                                                     ------------------------------------------------------------------------
  Income before taxes on income                         $       2,827   $       1,781     $        4,880    $          3,203
                                                     ------------------------------------------------------------------------
  Provision for income taxes                                      952             605              1,642               1,090
                                                     ------------------------------------------------------------------------
NET INCOME                                              $       1,875   $       1,176     $        3,238    $          2,113
                                                     ------------------------------------------------------------------------
  Earnings per common share, basic                      $        0.55   $        0.35     $         0.95    $           0.62
  Earnings per common share, diluted                    $        0.48   $        0.32     $         0.84    $           0.57